UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934
LIME ENERGY CO.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation or Organization)	36-4197337 (I.R.S. Employer Identification No.)
1280 Landmeier Road, Elk Grove Village, Illinois, 60007, (847) 437-1666
(Address, Including Zip Code, of Principal Executive Offices)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-136992
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
     The class of capital stock to be registered is designated as Common Stock, par value $0.0001 per share. Information regarding this Common Stock is incorporated by reference from page 29 of registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-136992), filed with the Commission on December 3, 2007.
Item 2. Exhibits.
     Under the Instructions relating to Form 8-A exhibits, no exhibits are required to be filed because no other securities of the Registrant are being registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

LIME ENERGY CO.
Dated: February 21, 2008	By:	/s/ Jeffrey R. Mistarz
	Its:	Chief Financial Officer